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                                                               Exhibit 21.1



          SUBSIDIARIES OF THE COMPANY


(1)       Spectrum Control, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Delaware
          Investment Company

(2)       Spectrum Engineering International, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Delaware
          Interest Charge Domestic International Sales Corporation

(3)       Spectrum Control Technology, Inc.
          100% - Owned Subsidiary
          Incorporated in the State of Delaware
          Operating Company

(4)       Spectrum Polytronics, Inc.
          96% - Owned Subsidiary
          Incorporated in the Commonwealth of Pennsylvania
          Former Operating Company

(5)       Spectrum Control GmbH
          100% - Owned Subsidiary
          Incorporated in Germany
          Operating Company

(6)       Spectrum Control de Mexico
          100% - Owned Subsidiary
          Incorporated in Mexico
          Operating Company